Exhibit 4.78
Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.
[Translated from the original Chinese version]
CHINA FINANCIAL FUTURES EXCHANGE
FUTURES INFORMATION LICENSE AGREEMENT
SUPPLEMENTAL AGREEMENT
PARTY A: CHINA FINANCIAL FUTURES EXCHANGE
ADDRESS: F6, NO. 1600 CENTURY AVENUE, PUDONG NEW AREA, SHANGHAI
POSTAL CODE: 200122
PARTY B: FORTUNE SOFTWARE (BEIJING) CO., LTD
ADDRESS: FLOOR 9, TOWER C, CORPORATE SQUARE, NO.35 FINANCIAL STREET, XICHENG DISTRICT, BEIJING
POSTAL CODE: 100033
Whereas:
Party A and Party B has signed CHINA FINANCIAL FUTURES EXCHANGE FUTURES INFORMATION LICENSE AGREEMENT (“Original Agreement”) on April 16, 2010, both parties here wish to extend the Original Agreement through friendly consultations, and agree on the following supplemental terms based on the Original Agreement:
1.	Amendment of 11.3 of Article 11 in the Original Agreement: change to “After the License attached to the Original Agreement (“Original License”)expires, the Original License shall automatically be renewed for successive period of 1 year each if both party make no objection in writing and Party B make payments as agreed; if Party B applies to make any amendment to the Original License other than the term of agreement and to be granted a new License, Party B shall make application in writing to Party A no less than 3 months before the License expires”.
2.	Amendment of 11.4 of Article 11 in the Original Agreement: change to “ Under the circumstances that Party B fails to make application in writing to apply for a new license, or Party A disagree to grant a new license to Party B, the Original License shall automatically be renewed for successive period of 1 year each if both party make no objection in writing and Party B make payments as agreed; either Party make objection to the Original License, this Agreement shall terminate accordingly, Party A shall cease providing CFFEX Futures Information to Party B and Party B shall not continue to use or dealing in CFFEX Futures Information”.

***	- indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission

3.	Amendment of the first clause of ☐. Payment Method of Appendix 2 in the Original Agreement: change to “1. Party B shall pay the license fee to Party annually. Party B shall pay the license fee for the new licensed year of *** to the Bank and Account designated by Party A no less than 15 working days before the start of the new licensed year.
4.	Party A classifies End Users of the 5 Prices Quotations into Full-price User and Free User:
(1)	Full-price User: refers to the user who received Level-2 related services from Party B’s products of the same month and charged by Party B according to the PAYMENT AGREEMENT of the Party A’s Level-2 information set by Party A. The calculation of Full-price Users includes all End Users except the users recognized by Party A in writing as Free User.
(2)	Free User: refers to the user who received Level-2 related services from Party B’s products of the same month and not charged by Party B as recognized by Party A in writing. Free Users include the two types below:
a.	Users from China Securities Regulatory Commission and its subsidiaries or other users approved by Party A to be Free Users.
b.	Party B can apply for up to 50 Free User to Party B’s internal employees.
5.	Calculation of End Users of the 5 Prices Quotations
Party B which has been licensed the 5 Prices Quotations shall calculate and summing up the number of each of the above type of End Users and submit a signed copy to the information department of Party A within the first 5 working days of each month.
The method of calculation of Users: users with service opened the month before plus existing users (Users with service opened earlier than the month before and service end within or after the reporting month).
The Clause 1 and 2 apply to all vendors licensed by Party A, and the Clause 3 and 4 only apply to vendors licensed of Party A’s 5 Prices Quotations.
All terms in this Supplemental Agreement, unless otherwise specified, are defined the same as the Original Agreement signed on April 16, 2010.
This Supplemental Agreement and the Original Agreement shall be equally binding to the Parties. As the Supplemental Agreement is a component of the Original Agreement, except the amendments specified in this Agreement, the terms and clauses in the Original Agreement shall remain fully valid.

***	- indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission

This Agreement is executed in quadruplicate, and each Party hereto shall hold two copies. This Agreement shall come into effect after the agreement is signed or sealed by both Parties.
Party A (Official Seal): /s/ official seal
Legal Representative or Authorized Representative (Signature or Seal):
Date of Agreement: April 16, 2011
Party B (Official Seal): /s/ official seal
Legal Representative or Authorized Representative (Signature or Seal):
Date of Agreement: April 16, 2011

***	- indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission